Optinose Announces Pricing of Public Offering of Common Stock and Warrants

YARDLEY, Pa., November 21, 2022 – Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today announced the pricing of an underwritten public offering of 26,320,000 shares of its common stock and warrants to purchase 26,320,000 shares of its common stock at a combined public offering price of $1.90 per share and accompanying warrant, for gross proceeds of approximately $50 million to Optinose, before deducting underwriting discounts and commissions and offering expenses payable by Optinose. All shares of common stock and accompanying warrants in the offering are being offered by Optinose. The offering is expected to close on or about November 23, 2022, subject to the satisfaction of customary closing conditions.

The shares of common stock and warrants will be issued separately but can only be purchased together in the offering. The warrants have an exercise price of $2.565 per share, are exercisable immediately upon issuance, and will expire five years following the date of issuance. In addition, Optinose has granted the underwriters an option for a period of 30 days to purchase up to an additional 3,948,000 shares of common stock at the public offering price of $1.89 per share and/or warrants to purchase up to an additional 3,948,000 shares of common stock at the public offering price $0.01 per warrant, in each case, less the underwriting discount.

Optinose intends to use the net proceeds of the offering for working capital and general corporate purposes, including the commercialization of XHANCE, and the pursuit of a follow-on indication for XHANCE for the treatment of chronic sinusitis.

Piper Sandler is acting as the lead book-running manager on behalf of the underwriters for the offering, with BMO Capital Markets and Cantor also serving as bookrunners.

The securities described above are being offered by Optinose pursuant to a shelf registration statement on Form S-3 (No. 333-258707) previously filed with the Securities and Exchange Commission (SEC) on August 11, 2021 and declared effective by the SEC on August 31, 2021.

The securities are being offered by means of a prospectus supplement and accompanying prospectus relating to the offering that form a part of the registration statement. A preliminary prospectus supplement relating to the offering was filed with the SEC on November 21, 2022 and is available on the SEC’s website at http://www.sec.gov. The final prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will also be available on the SEC’s website. Before investing in the offering, you should read each of the prospectus supplement and the accompanying prospectus relating to the offering in their entirety as well as the other documents that Optinose has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus relating to the offering, which provide more information about Optinose and the offering. Copies of the final prospectus supplement, when available, and accompanying prospectus relating to the offering may be obtained from: Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, by email at prospectus@psc.com, or by phone at (800) 747-3924.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

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About Optinose
Optinose is a specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements regarding the closing of the public offering and the expected proceeds and use of proceeds from the public offering. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: satisfaction of the customary closing conditions of the offering; delays in obtaining required stock exchange or other regulatory approvals; stock price volatility and risks and uncertainties related to market conditions; the impact of general business and economic conditions; and the risks, uncertainties and other factors discussed under the caption “Item 1A. Risk Factors” and elsewhere in Optinose’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and Optinose undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

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